Exhibit 10.2
ASSET PURCHASE AMENDING AGREEMENT


THIS ASSET PURCHASE AMENDING AGREEMENT (this "Agreement") is made as of August 31, 1998.


BETWEEN:

COLUMBUS ENTERTAINMENT, INC., a company having an office at 1223 - 22nd Street, Santa Monica, California 90404, U.S.A. ("Vendor")

AND:

ON-LINE FILM SERVICES INC., a company having an office at 208 - 2323 Boundary Rd, Vancouver, British Columbia, Canada V5M 4V8 ("Purchaser")

WHEREAS pursuant to an agreement made on August 31, 1998 (the "Asset Purchase Agreement")Vendor sold to Purchaser its ownership interest in the Purchased Work as therein defined;

AND WHEREAS Purchaser and Vendor desire to clarify and amend certain provisions of the Asset Purchase Agreement, and thereby confirm their mutual understanding of its scope and intent.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual representations and covenants herein, the parties agree to amend the Asset Purchase Agreement as follows. All section numbers used in this Agreement reference the corresponding section numbers in the Asset Purchase Agreement.

1.   DEFINITIONS

All terms shall have the meanings as defined in the Asset Purchase Agreement, except to the extent otherwise expressly defined in this Agreement.

"Columbus Suite Services" has the meaning given to the term "Columbus Commercial Suite Services" in the Management Agreement.


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"Dollar" and "$" and all references to any currency shall mean dollars payable in United States currency.

"External Valuation" means the independent valuation of the Purchased Work, prepared by Evans & Evans of Vancouver, British Columbia, Canada.

"Gross Operating Revenues" has the meaning given to that term in the Management Agreement.

"Guarantee" means the Guarantee to be given by Vendor in favor of Purchaser in respect of the obligations of Manager under the Management Agreement.

"Manager" means Cinesource Inc., a California corporation which shall enter into the Management Agreement with Purchaser.

"Purchased Work" means the Vendor's entire beneficial and legal interest in the Work, solely for the Field of Use, throughout the Ownership Territory, and referred to in the Management Agreement as the "Columbus Commercial Suite".

"Purchaser" means On-Line Film Services Inc, a British Columbia corporation.

"Service Territory" means the area throughout which Manager will be appointed the exclusive supplier of certain services to Purchaser, as defined and pursuant to the Management Agreement.

"Vendor" means Columbus Entertainment Inc., a California corporation.

WARRANTY OF OWNERSHIP

2.1(b) Vendor represents and warrants that the Program has been acquired by Vendor pursuant and subject to Vendor's agreement with Columbus Systems, Inc.

2.1(e) Purchaser understands, acknowledges and agrees that third party software is required to be licensed in order to operate the Program.

2.1(f) To Vendor's knowledge there are no material programming errors or defects in the Program, and in the event that any programming errors or defects are discovered in the Program or any Derivative within 180 days of the date hereof, Vendor will correct all such programming errors or defects at no cost to Purchaser.

PAYMENT OF PURCHASE PRICE

4.1 Purchaser agrees to make payment of the Purchase Price to Vendor as follows:

(a) payment to the Vendor of the cash portion of the Purchase Price, namely $200,000.00 in two installments;

(i)  $100,000.00 on February, 26, 1999, by wire transfer and

(ii) $100,000.00 on March 30, 1999,

     (b) the issuance and delivery to the Vendor on March 30, 1999 of 250,000 shares of the common stock of the Purchaser, which shall be issued as fully paid and non-assessable stock., such stock being free and clear of all encumbrances of every nature and kind whatsoever; and


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with respect to the balance of the Purchase Price, delivery to Vendor of the
Promissory Note on February, 19, 1999, which shall provide for the payment of the principal amount of $3,500,000.00, together with interest calculated at 3% per annum, payable in accordance with its terms.

VENDOR'S USE OF FUNDS

5.1 Vendor shall not be required to apply the funds received by it from Purchaser towards any specific use; provided, however, so long as Purchaser is not in default under the Promissory Note, Vendor will expend reasonable funds, not to exceed the amounts paid to Vendor hereunder, as Vendor deems necessary, to support, maintain and enhance the Purchased Work during the term of the Management Agreement.

TAXES

6.1 All amounts of monies payable to Vendor hereunder are exclusive of all Canadian taxes.

7.   VALUATION REPRESENTATIONS

Vendor has assisted in providing information regarding the External Valuation, which sets forth an appraisal value of the Purchased Work as it applies to the Field of Use of at least $ 5,000,000.00.

PRE-CLOSING CONDITIONS

Purchaser hereby confirms that the conditions of section 9.1 have either been satisfied or waived.

Purchaser hereby confirms that the conditions of section 9.2 have either been satisfied or waived.

Purchaser and Vendor hereby confirm that the conditions of section 9.3 have either been satisfied or waived.


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10.  TRANSFER OF TITLE

Vendor acknowledges and confirms that on August 31,1998, Vendor assigned and conveyed to Purchaser, free and clear of all liens, charges and encumbrances, and Purchaser acquired and became the owner of all rights, title and interest existing in and to, the Purchased Work. The Bill of Sale shall be delivered by the Vendor to the Purchaser on a mutually acceptable date.

11.  INTELLECTUAL PROPERTY RIGHTS

Vendor shall not knowingly or intentionally after the Closing Date use, develop or distribute, or permit any Affiliate to so use, develop or distribute in the Ownership Territory, the Purchased Work or any software which incorporates the Program, which has been developed and designed for the Field of Use, except pursuant to the terms of the Management Agreement or any other agreement to which Purchaser is a party or with regard to any activities by Columbus Systems, Inc. (or its successors or assigns) regarding Columbus DC (a/k/a Columbus Suite) including any Derivatives of such software in any application outside the Field of Use.

Purchaser acknowledges that it is acquiring only the Purchased Work, and that Vendor and its Affiliates and its licensees shall own and have the right to exploit, license and sell the Work outside the Field of Use without infringing Purchaser's rights hereunder.

REPRESENTATIONS AND WARRANTIES

12.1(h)Vendor represents and warrants that it has no information or reason to believe that copyright will not subsist in the Program and in the items described in section 1.1 "Work: definition par. (c), or in the Derivatives delivered to the Purchaser following the Closing, and the Vendor will do nothing to place such rights in the public domain.

12.3(e)Purchaser represents and warrants that it has not and will not take any action which would encumber, diminish, dilute or otherwise negatively impact any of the rights and interests granted to Vendor hereunder and under the Promissory Note.

12.3(f) Purchaser represents and warrants that all corporate or other acts and proceedings required for the proper authorization, issuance, and delivery of the shares of stock and the Promissory Note, being issued to Vendor hereunder have been duly, properly, lawfully and validly taken or will have been taken prior to the issuance of such shares of stock.

13.  INDEMNITY

     All the provisions of section 13 are hereby deleted and revoked.


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POST CLOSING OBLIGATIONS

The Vendor shall not market in any manner, develop or sell any services or products which are competitive with the Purchased Work in the Ownership Territory, for the Field of Use, during the term of the Management Agreement, or any extended term pursuant to its terms; provided, however, nothing contained herein is intended nor shall be construed as limiting Columbus Systems, Inc. (or its successors or assigns) from engaging in any type of activity, including the sale and/or license, regarding Columbus DC (a/k/a Columbus Suite) and any Derivatives of such software outside the Field of Use.

23.   REMEDIES OF VENDOR

 If prior to the payment of the full Purchase Price to Vendor in accordance with this Agreement and the Asset Purchase Agreement;

Purchaser is declared bankrupt or becomes an insolvent person, makes an assignment for the benefit of its creditors or attempts to avail itself of any applicable statute relating to insolvent debtors, undergoes a winding-up, dissolution or is liquidated,( except for internal corporate reorganizations, mergers or shareholder reorganizations), and thereby fails to make payment of any portion of the Purchase Price when due;

No Gross Operating Revenues are received by Purchaser during any continuous period of 18 months; or

Purchaser fails to allow Vendor or its auditor to review annually, on a confidential basis and reasonable notice, during normal business hours, the books and records of Purchaser relating solely to its Columbus Suite Services, then Vendor shall be deemed to have received a perpetual royalty free, exclusive license to use the Purchased Work in any way that it sees fit, provided that such event was not due to the fault or breach of Vendor.

     23.2 If, Purchaser fails to make payment of any portion of the Purchase Price when due in accordance with this Agreement and the Asset Purchase Agreement, and has not remedied such default within 30 days of receipt of written notice of default from Vendor, then subject to the Management Agreement and the Guarantee, Vendor shall be deemed to have received a perpetual royalty free, exclusive license to use the Purchased Work in any manner that it sees fit, provided that such event was not due to the fault or breach of Vendor. .

24.  ENTIRE AGREEMENT

24.1 This Agreement, the Asset Purchase Agreement, and the documents referenced therein, set forth all of the representations, promises, agreements and understandings among the parties hereto with respect to the purchase and sale of the Purchased Work, and there are no representations, promises, agreements or understandings, oral or written express or implied, other than as set forth, referred to, or incorporated therein.

EXECUTION


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This Agreement may be executed in counterparts and delivered by facsimile copy by any of the parties. Each executed counterpart shall be deemed to be an original and such counterparts shall together constitute one and the same agreement.

INTERPRETATION

If there is any conflict or inconsistency between the provisions of this Agreement and those of the Asset Purchase Agreement, then the provisions of this Agreement shall prevail.

All provisions in the Asset Purchase Agreement shall remain in full force and effect except as expressly amended by this Agreement, or as impliedly amended to the degree required to give effect to the provisions of this Agreement.




Purchaser: On-Line Film Services Inc.


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By:                                         Authorized Signatory
Vendor: Columbus Entertainment, Inc.


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By:
         Authorized Signatory


Purchase Amending Final

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